UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

AmpliTech Group, Inc.

(Exact name of registrant as specified in our charter)

Nevada	001-40069	27-4566352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Plant Avenue, Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 521-7831

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMPG	The Nasdaq Stock Market LLC

Series B Right to purchase one share of common stock	AMPGZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On August 6, 2026, AmpliTech Group, Inc (the “Company”) entered into Amendment No. 2 to the Asset Purchase Agreement (the “Amendment”) with Titan Crest, LLC (“Titan”) and its affiliate (the “Affiliate”), which amended certain terms to the Asset Purchase Agreement dated March 26, 2025, as amended on April 15, 2025 (the “Titan APA”). The Amendment was entered into as a result of Titan’s and the Affiliate’s substantial delinquency in timely delivering products to the Company, which has caused the Company substantial delays in developing its products, including the delivery of documentation and drawing packages for the 5G ORAN radio products. Pursuant to the Amendment, the parties agreed, among other things, to (i) decrease the aggregate purchase price from $8,000,000 to $7,000,000 and (ii) amend the form of payment of the remaining purchase price. Subject to the transfer of the fully developed design package for the 5G ORAN radio technology (the “Transfer”) and acknowledgment by the Company’s manufacturing partner that the documentation and drawing package is suitable for full production purposes, the remaining unpaid purchase price of $2,000,000 will be paid as follows: (i) $1,000,000 in cash and (ii) $1,000,000 in the Company’s restricted common stock based on the volume-weighted average price of our common stock over the thirty (30) trading days preceding the date of the Transfer. Pursuant to the Amendment, Titan was released from substantially all of its remaining covenants and indemnification obligations under the Titan APA, and the Affiliate assumed such obligations. The Company did not waive any rights or claims that it may have against Titan or Affiliate arising prior to the date of the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended September 30, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

AmpliTech Group, Inc.

	By:	/s/ Fawad Maqbool
Fawad Maqbool
Chief Executive Officer

Dated: August 12, 2026